                                                                       EXHIBIT 5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON FIRST FURNISHING TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY STATE SECURITIES LAW.



                        GENZYME TRANSGENICS CORPORATION
                        WARRANT TO PURCHASE COMMON STOCK


         This certifies that, for value received, Genzyme Corporation ("GENZYME") is entitled to subscribe for and purchase up to 288,000 shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock of GENZYME TRANSGENICS CORPORATION, a Massachusetts corporation (the "COMPANY"), at the Warrant Price (as defined in Section 2 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth. The shares of Common Stock issuable upon exercise or conversion of this Warrant are referred to herein as "WARRANT SHARES".

         As used herein, the term "COMMON STOCK" shall mean the Company's presently authorized Common Stock, $0.01 par value per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

         This Warrant to purchase Common Stock (this "WARRANT") is issued in consideration for that certain Guaranty, dated as of December 28, 1998, issued by Genzyme to Fleet National Bank (the "BANK") with respect to the obligations of the Company under a Credit Agreement of even date herewith between the Bank and the Company (the "CREDIT AGREEMENT") and a Guaranty of even date herewith between the Bank and Genzyme (the "GUARANTY").

1.       TERM OF WARRANT; VESTING SCHEDULE.

                  (a) TERM. Subject to the vesting schedule set forth in the following paragraph, the purchase or conversion right represented by this Warrant may be exercised, in whole or in part, at any time during the period beginning on the date hereof (the "ISSUE DATE") and ending on December 28, 2008 (the "EXPIRATION DATE").

                  (b) VESTING SCHEDULE. This Warrant shall be exercisable at any time following the Issue Date as to 96,000 shares of Common Stock and shall become exercisable at any time following each of the first and second anniversaries of the Issue Date as to such additional number of shares of Common Stock equal to the product obtained by multiplying: (i) 96,000 by (ii) a fraction, the numerator of which shall be the sum of the Revolving Credit Commitment and the Term Loan Commitment (each as defined in the Credit Agreement) on such anniversary date, and the denominator of which shall be $24,600,000. Notwithstanding the foregoing, all unvested Warrant Shares shall become exercisable immediately upon the payment by Genzyme to the Bank of any amounts due under the Guaranty.

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                                                             EXHIBIT 5 -- page 2

         2. WARRANT PRICE. The initial exercise price of this Warrant is $4.875, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof (the "WARRANT PRICE").

         3. METHOD OF EXERCISE OR CONVERSION; PAYMENT; ISSUANCE OF NEW WARRANT.

                  (a) EXERCISE. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company and by the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof within 15 days thereafter and, unless this Warrant has been fully exercised or expired, a new warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such 15-day period.

                  (b) CONVERSION. Pursuant to the following formula and subject to Section 1 hereof, the holder has a right to convert its purchase rights under this Warrant (the "CONVERSION RIGHT"), in whole or in part, into a number of shares of Common Stock of the Company by surrendering this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company, specifying the number of shares of Common Stock of the Company subject to this Warrant which the holder desires to convert.

                                            X  =  Y (A - B)
                                                  ---------
                                                       A

         where             X  =     the number of shares of Common Stock to be
                                    issued to the holder;

                           Y  =     the number of shares of Common Stock
                                    subject to this Warrant for which the
                                    Conversion Right is being exercised;

                           A  =     the fair market value of one share of
                                    Common Stock;

                           B  =     the Warrant Price

         As used herein, the fair market value of a share of Common Stock shall mean, with respect to each share of Common Stock, the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on The Nasdaq National Market, or if not then listed or traded on any such exchange or market, the bid price per share on the Nasdaq Small-Cap Market or, in the sole discretion of the Board of Directors of the Company, any other over-the-counter market, including the OTC Bulletin


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                                                             EXHIBIT 5 -- page 3

Board, which reports bid and asked or last sale prices and volume of sales, averaged over the ten consecutive trading days prior to the business day on which notice of exercise duly executed and this Warrant are duly delivered to the Company. If at any time such quotations are not available, the current fair market value of a share of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company. The Company agrees that the shares so converted shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the holder hereof within 15 days thereafter and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted shall also be issued to the holder hereof within such 15-day period.

         4. STOCK FULLY PAID; RESERVATION OF SHARES. All Common Stock which may be issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise or conversion of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the complete exercise of the rights represented by this Warrant.

         5.       ADJUSTMENTS.

                  (a) STOCK DIVIDENDS AND STOCK SPLITS. If, at any time after the date hereof and before the Expiration Date, (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock outstanding shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be appropriately increased so that the holder thereafter will be entitled to receive the number of shares of Common Stock that the holder would have owned immediately following such action had this Warrant been fully exercised (without regard to vesting dates) immediately prior thereto, and the Warrant Price will be appropriately adjusted.

                  (b) COMBINATION OF STOCK. If, at any time after the date hereof and before the Expiration Date, the number of shares of Common Stock outstanding shall have been decreased by a reverse stock split or other combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be appropriately decreased so that the holder thereafter will be entitled to receive the number of shares of Common Stock that the holder would have owned immediately following such action had such Warrant been fully

                                       3
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                                                             EXHIBIT 5 -- page 4

exercised (without regard to vesting dates) immediately prior thereto, and the Warrant Price will be appropriately adjusted.


                  (c) REORGANIZATION, ETC. If any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (including any individual, partnership, joint venture, corporation, trust or group thereof) shall be effected in such a way that, following consummation of such transaction, the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, upon exercise or conversion of this Warrant in accordance with Section 3 hereof, the holder shall have the right to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that the holder would have been entitled to receive upon exercise or conversion of this Warrant pursuant to Section 3 hereof had such Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.

                  (d) RIGHTS OFFERING. If the Company, at any time after the date hereof and before the Expiration Date, shall issue or sell or fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) that, together with the value of any consideration paid for any such rights, options, warrants or convertible or exchangeable securities (as determined in good faith by the Board of Directors of the Company) is less than the fair market value of a share of Common Stock as of the date of such issuance or sale or on such record date: then, immediately after the date of such issuance or sale or on such record date, the holder shall have the right to receive, upon the same terms as the holders of Common Stock, the kind and amount of rights, options, warrants or convertible or exchangeable securities receivable in such offering by a holder of the number of shares of Common Stock that the holder would have been entitled to receive upon exercise of this Warrant pursuant to Section 1 hereof had such Warrant been exercised immediately (without regard to vesting dates) before such issuance or the record date for such instance.

                  (e) SPECIAL DIVIDEND. If (other than in dissolution or liquidation) securities of the Company (other than shares of Common Stock or securities issued pursuant to a shareholder rights or similar plan) or assets (other than cash dividends) are issued by way of a dividend on outstanding shares of Common Stock, then the Warrant Price shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the close of business on the record date for the determination of the stockholders entitled to receive such dividend by a fraction, the numerator of which shall be the last sale price of the Common Stock on such record date less the then fair market value as determined by the Board of Directors of the Company, whose determination shall be conclusive, of the portion of the securities or assets distributed applicable to one share of Common Stock, and the denominator of which shall

                                       4
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                                                             EXHIBIT 5 -- page 5

be such last sale price. Such adjustment shall become effective immediately prior to the opening of business on the day following such record date.

                  (f) LIMITATIONS. Anything in this Section 5 to the contrary notwithstanding, no adjustment in the Warrant Price in accordance with the provisions of 5(a), 5(b), 5(c), 5(d) or 5(e), hereof need be made if such adjustment would amount to a change in such Warrant Price of less than $0.01; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this Section 5(f) shall be carried forward and taken into account at the time of any subsequent adjustment in the Warrant Price.

                  (g) READJUSTMENTS. If an adjustment is made under Sections 5(a), 5(b), 5(c), 5(d) or 5(e), and the event to which the adjustment relates does not occur, then any adjustments in the Warrant Price or the number of Warrant Shares that were made in accordance with such sections shall be adjusted back to the Warrant Price and the number of Warrant Shares that were in effect immediately prior to the date of or record date for such event.

                  (h) NOTICE OF ADJUSTMENT UNDER THIS WARRANT. Upon any adjustment of the Warrant Price or the number of Warrant Shares, then, and in each such case, the Company shall give written notice thereof, in the form of an officer's certificate, to the holder hereof which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. However, failure to give such notice, or any defect therein, shall not affect the legality or validity of the subject adjustments.

                  (i) CERTIFICATE OF INDEPENDENT PUBLIC ACCOUNTANTS. The Company may retain a firm of independent public accountants of recognized standing (who may be any such firm regularly employed by the Company) to make any computation required under this Section 5, and a certificate signed by such firm shall be conclusive evidence of the correctness of the computation made under this
Section 5.

         6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value of a share of Common Stock as of the date of exercise.

         7.       COMPLIANCE WITH THE ACT; REGISTRATION RIGHTS.

                  (a) COMPLIANCE WITH THE ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment for such holder's own account and not with a view toward distribution hereof or thereof, and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof unless this Warrant has been registered under the Act and applicable state securities laws or (i) such registration is not required and (ii) an opinion of counsel satisfactory to the Company is furnished to the Company to that effect.

                                       5
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                                                             EXHIBIT 5 -- page 6

                  (b) REGISTRATION RIGHTS. The holder shall be entitled, with respect to the shares of Common Stock issuable upon the exercise or conversion hereof, to the same registration rights as are applicable to the shares of Common Stock already held by Genzyme, which registration rights are set forth in
Section 8 of the Series A Convertible Preferred Stock Purchase Agreement dated May 1, 1993 between the Company and Genzyme.

         8.       TRANSFER AND EXCHANGE OF WARRANT.

                  (a) TRANSFER. This Warrant may be transferred or succeeded to by any person; provided, however, that the Company is given written notice by such transferee at the time of such transfer, stating the name and address of the transferee and identifying the securities with respect to which the rights hereunder are being assigned.

                  (b) EXCHANGE. Subject to compliance with the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Company by the holder hereof, in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable; provided that the last holder of this Warrant as registered on the books of the Company may be treated by the Company and all persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to transfer hereof on the books of the Company, any notice to the contrary notwithstanding, unless and until such holder seeks to transfer registered ownership of this Warrant on the books of the Company and such transfer is effected.

         9.       MISCELLANEOUS.

                  (a) NO RIGHTS AS SHAREHOLDER. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised or converted and the shares purchasable upon the exercise or conversion hereof shall have become deliverable, as provided herein.

                  (b) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this


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                                                             EXHIBIT 5 -- page 7

Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

                  (c) NOTICE. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of (i) delivery thereof by hand delivery, by courier, or by standard form of telecommunication, and (ii) three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the holder at its address set forth in the Company's books and records or at such other address as the holder may have provided to the Company in writing.

                  (d) NO IMPAIRMENT. The Company will not, by amendment of its Restated Articles of Organization of through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in the Warrant.

                  (e) GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, this Warrant is executed as of this 28th day of December, 1998.

                                            GENZYME TRANSGENICS CORPORATION



                                            By:  /s/ John B. Green
                                               ---------------------------------
                                               Name:  John B. Green
                                               Title: Vice President and CFO

                                       7
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                                                             EXHIBIT 5 -- page 8

                                                                       EXHIBIT 1


                               NOTICE OF EXERCISE


TO:      GENZYME TRANSGENICS CORPORATION

         1.       Check Box that Applies:

         [ ] The undersigned hereby elects to purchase ______ shares of Common Stock of GENZYME TRANSGENICS CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith cash payment of the purchase price of such shares in full.

         [ ] The undersigned hereby elects to convert ______ shares subject to the attached Warrant into shares of Common Stock of GENZYME TRANSGENICS CORPORATION pursuant to the terms of the attached Warrant.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                   _________________________________________
                                     (Name)

                   _________________________________________


                   _________________________________________
                                   (Address)




                                             ___________________________________
                                             Signature

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